EXHIBIT 4(f)(2)

                             AMERICAN GENERAL LIFE
                               INSURANCE COMPANY

Unless otherwise directed by the Owner, we will pay a monthly income to the Annuitant if living on the Annuity Commencement Date. The dollar amounts of such payments will be determined on the basis of the provisions of this Contract. The first payment will be payable on the Annuity Commencement Date. Subsequent payments will be payable on the corresponding day of each month thereafter in accordance with the provisions of this Contract.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE, MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO AMOUNT. SEE THE "SEPARATE ACCOUNT" AND "VARIABLE ANNUITY PAYMENTS" PROVISIONS IN THIS CONTRACT.

CANCELLATION RIGHT. You may return this Contract for cancellation to us or to the sales representative through whom it was purchased, within 10 days after delivery. Upon surrender of this Contract within the 10 day period, we will refund the sum of your Account Value at the end of the Valuation Period in which your request is received, plus any premium taxes and Annual Contract Fee that have been deducted.

This is a FLEXIBLE PAYMENT VARIABLE and FIXED INDIVIDUAL DEFERRED ANNUITY CONTRACT. NONPARTICIPATING -- NOT ELIGIBLE FOR DIVIDENDS.

SIGNED AT THE HOME OFFICE ON THE DATE OF ISSUE.

 /s/                                             /s/
 ---------------------                           -----------------------
 Secretary                                       President

                         READ YOUR CONTRACT CAREFULLY

                            [American General Logo]
                                A STOCK COMPANY
                 ---------------------------------------------
                 A Subsidiary of American General Corporation
                 ---------------------------------------------
                          Home Office: Houston, Texas
2727-A Allen Parkway    P.O. Box 1401   Houston, TX 77251-1401  (713) 831-3505

                                     INDEX
                                                                          PAGE

Account Value. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

Allocation of Purchase Payments. . . . . . . . . . . . . . . . . . . . . .  7

Annuity Options. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

Annuity Tables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

Annuity Units. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

Beneficiary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

Change of Investment Advisor or
     Investment Policy . . . . . . . . . . . . . . . . . . . . . . . . . .  6

Contingent Annuitant . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

Contract Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

Death Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

Division Accumulation Units. . . . . . . . . . . . . . . . . . . . . . . . 11

Divisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

Fixed Account Value. . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

General Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

Guaranteed Interest Rates. . . . . . . . . . . . . . . . . . . . . . . . . 10

Guarantee Periods. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

Net Investment Factor. . . . . . . . . . . . . . . . . . . . . . . . . . . 11

One-Time Reinstatement Privilege. . . .  . . . . . . . . . . . . . . . . . 15

Ownership Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

Payment of Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

Premium Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

Purchase Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

Schedule Page. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

Separate Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

Surrenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

Full Surrender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

Partial Withdrawals. . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

Surrender Charge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

Surrender Charge Exceptions. . . . . . . . . . . . . . . . . . . . . . . . 14

Ten Percent Free Withdrawal Privilege. . . . . . . . . . . . . . . . . . . 15

Tax Charge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

Transfers .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

Variable Annuity Payments. . . . . . . . . . . . . . . . . . . . . . . . . 19

                             [Sierra Advantage II]
                                   issued by
                    American General Life Insurance Company

                                 SCHEDULE PAGE

INITIAL PURCHASE PAYMENT:                                              $ 5,000

MINIMUM ADDITIONAL PURCHASE PAYMENTS:                                    $ 100

ADDITIONAL BENEFITS:                                                      NONE

MAXIMUM ASSET CHARGE FACTORS (Separate Account Only) ANNUAL RATE:        1.40%

MAXIMUM ANNUAL CONTRACT FEE:                                             $  35

TRANSFER CHARGE (After first 12 in a Contract Year):                     $  25

ISSUE AGE:                                                                  35

ANNUITY COMMENCEMENT DATE:                                     JANUARY 1, 2027

[INITIAL ALLOCATION:

                                                                   NET DOLLAR
                                                                   AMOUNT OF
                                               PERCENTAGE          ALLOCATIONS
     Capital Growth Portfolio                     100%              $ 5,000
     Growth Portfolio                              xx%              $   xxx
     Balanced Portfolio                            xx%              $   xxx
     Value Portfolio                               xx%              $   xxx
     Income Portfolio                              xx%              $   xxx
     Global Money Fund                             xx%              $   xxx
     Fixed Account
          1 Year Guarantee Period                  xx%              $   xxx
          DCA Fixed Account                        xx%              $   xxx
                                                  ----              -------
     TOTAL ALLOCATIONS                            100%              $ 5,000]

ANNUITANT:             JOHN DOE              CONTRACT NUMBER: 123456

CONTRACT OWNER:        JOHN DOE              DATE OF ISSUE:   JANUARY 1, 1997

CONTRACT JURISDICTION: (STATE  NAME)

                                  DEFINITIONS

"WE", "OUR", "US", OR "COMPANY". American General Life Insurance Company.

YOU, YOUR, OWNER. The Owner of this Contract. The "Owner" is the person, persons or entity entitled to the ownership rights stated in this Contract. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), or Section 408(k) of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner" as used herein, shall refer to the organization entering into this Contract.

ACCOUNT. Any of the Divisions or the Fixed Account.

Account Value. The sum of the Fixed Account Value and the Separate Account Value after deduction of any fees. The Fixed Account Value is the sum of Net Purchase Payments and transfers into the Fixed Account, plus accumulated interest, less any partial withdrawals and transfers out of the Fixed Account. The Separate Account Value is the sum of the values of the Separate Account Divisions. The value of a Separate Account Division is the value of a Division's Accumulation Unit multiplied by the number of Accumulation Units in that Division.

ACCUMULATION PERIOD. The period during which Net Purchase Payments are applied.

ACCUMULATION UNIT. An accounting unit of measure used to calculate the value of a Division of this Contract before annuity payments begin.

AGE. Age last birthday unless otherwise stated.

ANNUITANT. The person upon whose date of birth income payments are based. The Annuitant's name is shown on Page 3.

ANNUITY UNIT. A unit of measurement to calculate variable annuity payments.

BENEFICIARY. The person entitled to receive benefits in the event the Owner or Annuitant dies. If no named Beneficiary is living at the time any payment is to be made, the Owner shall be the Beneficiary, or if the Owner is not living, the Owner's estate shall be the Beneficiary.

CONTINGENT ANNUITANT. A person named by the Owner of a Non-Qualified contract to become the Annuitant if: (1) the Annuitant dies before the Annuity Commencement Date; and (2) the Contingent Annuitant is then living. A Contingent Annuitant may not be named except at the time of application. Once named, the choice may not be revoked or replaced. If a Contingent Annuitant dies, a new Contingent Annuitant may not be named. After Annuity Payments start, a Contingent Annuitant may not become the Annuitant.

CONTINGENT BENEFICIARY. A person named by the Owner to receive benefits in the event a designated Beneficiary is not living at the time of the Owner's or Annuitant's death.

CONTRACT YEAR. A period of 12 consecutive months beginning on the Date of Issue or any anniversary thereof.

CONTRACT ANNIVERSARY. Each anniversary of the Date of Issue of this Contract.

DATE OF ISSUE. The date on which this Contract becomes effective as shown on Page 3.

DIVISION. The subdivisions of the Separate Account which are used to determine how the Owner's Account is allocated among the Variable Funds.

FIXED ANNUITY OPTION. An Annuity Option with payments which do not vary with investment performance as to dollar amount.

GUARANTEE PERIOD. The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE. The minimum rate we may use to credit interest on an effective annual basis during any Guarantee Period.

HOME OFFICE. Our office at 2727-A Allen Parkway, Houston, Texas 77019; 1-713-831-3505; Mailing Address P.O. Box 1401, Houston, Texas 77251-1401.

ISSUE AGE. Age last birthday on the Date of Issue. (If the Date of Issue occurs on the Annuitant's birthday, "last birthday" will mean the birthday occurring on the Date of Issue).

NET ASSET VALUE PER SHARE. The net assets of a Variable Fund divided by the number of shares in the Variable Fund.

NET PURCHASE PAYMENT. The gross amount of a Purchase Payment less any Premium Taxes deducted at the time a Purchase Payment is made.

NON-QUALIFIED CONTRACT. A Contract that does not qualify for the special federal income tax treatment applicable in connection with certain retirement plans.


OWNER'S ACCOUNT. An account established for each Owner to which each Purchase Payment is credited.

PAYOUT PERIOD. The period, starting with the Annuity Commencement Date, during which Annuity Payments are made by the Company.

PREMIUM TAX. The amount of tax, if any, charged by a state or municipality on Purchase Payments or Contract values.

PURCHASE PAYMENT. An amount paid to the Company as consideration for the benefits described herein.

QUALIFIED CONTRACT. A Contract that is qualified for the special federal income tax treatment applicable in connection with certain retirement plans.

SEPARATE ACCOUNT. A segregated investment account entitled "Separate Account D" established by the Company to separate the assets funding the variable benefits for the class of contracts to which this Contract belongs from the other assets of the Company. That portion of the assets of the Separate Account equal to the reserves and other contract liabilities with respect to the Separate Account shall not be chargeable with liabilities arising out of any other business we may conduct. Income, gains and losses, whether or not realized, from assets allocable to the Separate Account, are credited to or charged against such account without regard to our other income, gains or losses.

UNIT VALUE. The value of: (1) an Accumulation Unit as described in the "Division Accumulation Units" provision; or (2) an Annuity Unit as described in the "Annuity Units" provision.

VALUATION DATE. Any day on which we are open for business except, with respect to any Division, a day on which the related Variable Fund does not value its shares.

VALUATION PERIOD. The period that starts at the close of regular trading on the New York Stock Exchange on a Valuation Date and ends at the close of regular trading on the Exchange on the next Valuation Date.

VARIABLE ANNUITY OPTION. An Annuity Option under which we promise to pay the Annuitant or other properly-designated Payee one or more payments which vary in amount in accordance with the net investment experience of the applicable Divisions selected to measure the value of this Contract.

VARIABLE FUND. An individual investment fund or series in which a Division invests.

WRITTEN, IN WRITING. A written request or notice in acceptable form and content, which is signed and dated, and received at our Home Office. 97010

                              GENERAL PROVISIONS

ENTIRE CONTRACT          This Contract, endorsements if any, and a copy of the
                         Application, if attached, is the entire Contract. All statements made by the Contract Owner or Annuitant will be deemed representations and not warranties. No statement will be used to reduce a claim under this Contract unless it is in writing and made a part of this Contract.

NOT CONTESTABLE          This Contract is not contestable.

GUARANTEES               Subject to the Net  Investment  Factor  provision  of
                         this Contract, we guarantee that the dollar amount of
                         Variable Annuity Payments made during the lifetime of
                         the Payee(s)  will not be  adversely  affected by our
                         actual mortality experience or by the actual expenses
                         incurred  by us in excess of the  expense  deductions
                         provided  for  in  this   Contract.   Settlement  All
                         benefits under this Contract are payable from our Home Office.

NONPARTICIPATING         This Contract is nonparticipating  and does not share
                         in our surplus or earnings.


CHANGE OF INVESTMENT Unless otherwise required by law or regulation, the ADVISOR OR INVESTMENT investment advisor or any investment policy may not
POLICY                   be changed without our consent. If required, approval
                         of or  change  of any  investment  objective  will be
                         filed  with the  Insurance  Department  of the  state
                         where  this  Contract  is  delivered.   You  will  be
                         notified of any  material  investment  policy  change
                         which   has  been   approved.   Notification   of  an
                         investment policy change will be given in advance to those Owners who have the right to comment on or vote on such change.

                         Any substitution of the underlying investments of any Division will comply with all applicable requirements of the Investment Company Act of 1940 and rules thereunder.

RIGHTS RESERVED          Upon notice to you,  this Contract may be modified by
BY US                    us, but only if such modification is necessary to:

                         (1) Operate   the   Separate   Account  in  any  form
                             permitted under the Investment Company Act of 1940 or in any other form permit- ted by law;

                         (2) Transfer  any assets in any  Division  to another
                             Division, or to one or more other separate accounts, or to the Fixed Account;

                         (3) Add, combine or remo ve Divisions in the Separate
                             Account, or combine the Separate Account with another separate account;

                         (4) Add,  restrict or remove Guarantee Periods of the
                             Fixed Account;

                         (5) Make any new Division available to you on a basis
                             to be determined by us;


                         (6) Substitute  for the shares held in any  Division,
                             the shares of another Variable Fund or the shares of another investment company or any other investment permitted by law;

                         (7) Make any  changes  as  required  by the  Internal
                             Revenue Code or by any other applicable law, regulation or interpretation in order to continue treatment of this Contract as an annuity; or

                         (8) Make any changes required to comply with rules of
                             any Variable Fund.

                         When required by law, we will obtain your approval of
                         changes   and  we  will   gain   approval   from  any
                         appropriate regulatory authority.

CHANGING THE TERMS       Any change in your  Contract  must be approved by one
                         of our officers. of Your Contract No agent has the authority to make any changes or waive any of the terms of your Contract.


TERMINATION              This Contract will remain in force until  surrendered
                         for its full value, or all annuity payments have been made, or the death proceeds have been paid, except as follows:

                         If the Owner's Account Value is less than $500, We may cancel this Contract upon 60 days' notice to the Owner. Such cancellation would be considered a full surrender of this Contract.

                         If the value of any Separate Account Division (except the Global Money Fund) falls below $500, we reserve the right to transfer the remaining balance, without charge, to the Global Money Fund.


                               PURCHASE PAYMENTS

MINIMUM PAYMENTS         The minimum amounts  acceptable as Purchase  Payments
                         are shown on Page 3. We reserve the right to modify these minimums or to refuse a Purchase Payment for any reason.

ALLOCATION OF            The initial  allocation for Net Purchase  Payments is
PURCHASE PAYMENTS        shown on Page 3 of this  Contract  and will remain in
                         effect   until   changed  by  Written   notice.   The
                         percentage   allocation   for  future  Net   Purchase
                         Payments may be changed at any time by Written notice.

                         Changes in the allocation will be effective on the date we receive the Owner's notice. The allocation may be 100% to any available Division or Guarantee Period, or may be divided among these options in whole percentage points totaling 100%.

                         The initial Purchase Payment will be credited to the Owner's Account not more than two Valuation Periods after we receive it, together with all other required documentation, in good order at the office designated by the Company for the processing of initial Purchase Payments. Subsequent Purchase Payments will be credited as of the end of the Valuation Period in which they are so received. We reserve the right to limit the total number of Fixed Account Guarantee Periods and Separate Account Divisions that may be chosen during the life of the Contract.


PREMIUM TAXES            When  applicable,  we will  deduct an amount to cover
                         premium taxes. Such deduction will be made:

                         (1) From Purchase Payment(s) when received; or

                         (2) From  the  Account  Value  at  the  time  annuity
                             payments are to commence; or


                         (3) From the amount of any partial withdrawal; or

                         (4) From  proceeds  payable upon  termination  of the
                             Contract for any other reason, including death of the Annuitant or Owner, or surrender of the Contract.

If premium tax is paid, the Company may reimburse itself for such tax when deduction is being made under paragraphs 2, 3, or 4 above calculated by multiplying the sum of Purchase Payments being withdrawn by the applicable premium tax percentage.
                             OWNERSHIP PROVISIONS

EXERCISE OF CONTRACT     This Contract  belongs to the Owner,  who is entitled
                         to exercise all Rights rights and privileges in connection with this Contract. Where a Contract is jointly owned, both Owners must join in any request to exercise the rights or privileges of an Owner.

                         In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only during the lifetime of the Annuitant and prior to the Annuity Commencement Date, except as otherwise provided in this Contract.

                         Unless the Owner specifies otherwise, the Annuitant will become the Payee on the Annuity Commencement Date. If the Owner or the Annuitant (without a surviving Contingent Annuitant) dies prior to the Annuity Commencement Date, the Beneficiary will become the Payee. Such Payees may thereafter exercise such rights and privileges of ownership which continue.

BENEFICIARY              The Owner named the  Beneficiary  and any  Contingent
                         Beneficiary  when  applying  for  this  Contract.  By
                         Written notice to us, a non-irrevocable Beneficiary or Contingent Beneficiary may be changed by the Owner prior to the Annuity Commencement Date or by the Annuitant or other properly-designated Payee after the Annuity Commencement Date.

CHANGE OF OWNERSHIP      Ownership   of  a  Qualified   Contract  may  not  be
                         transferred  except  to:  (1)  the  Annuitant;  (2) a
                         trustee or  successor  trustee of a pension or profit
                         sharing trust which is qualified under Section 401 of
                         the Internal  Revenue  Code;  (3) the employer of the
                         Annuitant, provided that the Qualified Contract after
                         transfer   is   maintained   under  the  terms  of  a
                         retirement plan qualified under Section 403(a) of the
                         Internal   Revenue   Code  for  the  benefit  of  the
                         Annuitant;   (4)  the   trustee   of  an   individual
                         retirement  account plan qualified  under Section 408
                         of the  Internal  Revenue  Code;  or (5) as otherwise
                         permitted  from time to time by laws and  regulations
                         governing  the  retirement  or deferred  compensation
                         plans for which a Qualified  Contract  may be issued.
                         In no other case may a  Qualified  Contract  be sold,
                         assigned,  transferred,   discounted  or  pledged  as
                         collateral.

                         During the lifetime of the Annuitant and prior to the Annuity Commencement Date, the Owner may change the ownership of a Non-Qualified Contract.

                         A change of ownership will not be binding upon us until we receive Written notification at our Home Office. When such notification is so received, the change will be effective as of the date of the signed request for change, but the change will be without prejudice to us on account of any payment made, or any action taken by us prior to receiving the change, or on account of any tax consequence.

DISTRIBUTION OF          If an Owner  (including  the first to die in the case
DEATH PROCEEDS           of  joint  Contract  owners)  under  a  Non-Qualified
UNDER NON-QUALIFIED      Contract  dies prior to the  Annuitant and before the
CONTRACTS                Annuity Commencement Date, the death proceeds must be
                         distributed to the Beneficiary either (1) within five
                         years  after the date of death of the  Owner,  or (2)
                         over  the life of or a period  not  greater  than the
                         life  or  expected  life  of  the  Beneficiary,  with
                         annuity payments  beginning within one year after the
                         date of death of the Owner. The Beneficiary  shall be
                         considered   the  designated   beneficiary   for  the
                         purposes  of Section  72(s) of the  Internal  Revenue
                         Code. In all cases,  any such designated  beneficiary
                         will  not  be  entitled   to   exercise   any  rights
                         prohibited by applicable federal income tax law.

                         These mandatory distribution requirements will not apply when the designated Beneficiary is the spouse of the deceased Owner, if the spouse elects to continue this Contract in the spouse's own name, as Owner. When the deceased Owner was also the Annuitant, the surviving spouse (if the surviving spouse is the designated Beneficiary) may elect to be named as both Owner and Annuitant and continue this Contract.

                         If the Payee under a Non-Qualified Contract dies after the Annuity Commencement Date and before all of the payments under the Annuity Option have been distributed, the remaining amount payable, if any, must be distributed at least as rapidly as under the method of distribution then in effect.

                         If the Owner prior to the Annuity Commencement Date, or the Payee thereafter, is not a natural person, then the foregoing distribution requirements shall apply upon the death of the primary Annuitant within the meaning of the Internal Revenue Code.


PERIODIC  REPORTS        We will send to each Owner, at least once during each
                         Contract  Year,  a  statement   showing  the  Owner's
                         Account Value as of a date not more than two months prior to the date of mailing. We will also send such statements as may be required by applicable state and federal laws, rules and regulations.

OWNER'S  ACCOUNT         We will  establish  an Owner's  Account for the Owner
                         under this  Contract and will  maintain  such account
                         during the Accumulation  Period.  The Owner's Account
                         Value for any  Valuation  Period will be equal to the
                         Owner's  Separate  Account  Value,  if any,  plus the
                         Owner's  Fixed  Account  Value,   if  any,  for  that
                         Valuation Period.

                                 FIXED ACCOUNT

FIXED ACCOUNT VALUE      That  portion  of a Net  Purchase  Payment  which  is
                         allocated to the Fixed Account will be credited to the Owner's Account and allocated to the Guarantee
                         Period(s)  selected.  The Fixed  Account  Value of an
                         Owner's Account for any Valuation Period is equal to the sum of the values in each of the Guarantee
                         Periods credited to the Owner's account for such Valuation Period.

                         The value in any one Guarantee Period on a Valuation Date is the accumulated value of the Net Purchase Payments, renewals or transfers allocated to the Guarantee Period at the Guaranteed Interest Rate, minus the accumulated value of surrenders and transfers out of that Guarantee Period and Contract Fee allocated to that Guarantee Period, at the Guaranteed Interest Rate.

GUARANTEE PERIODS        There  will  always  be at least  one  Fixed  Account
                         Guarantee  Period.  At  any  given  time,  additional
                         Guarantee  Periods may be available  for selection by
                         the  Owner.  Subject to  availability,  the Owner may
                         select one or more Guarantee Period(s). The Guarantee
                         Period(s)  selected  will  determine  the  Guaranteed
                         Interest  Rates(s).  The Net Purchase  Payment or the
                         portion thereof (or amount  transferred in accordance
                         with  the  transfer  privilege   provision  described
                         below) allocated to a particular Guarantee Period will earn interest at the Guaranteed Interest Rate during the Guarantee Period. Guarantee Periods begin on the date as of which we credit the Owner's Account
                         Value to that Guarantee Period or, in the case of a transfer, on the effective date of the transfer. The
                         Guarantee Period is the number of years we credit the Guaranteed Interest Rate. The expiration date of any Guarantee Period is the last day of the Guarantee
                         Period. Subsequent Guarantee Periods begin on the first day following the expiration date. As a result of Guarantee Period renewals, additional Purchase
                         Payments  and  transfers  of  portions of the Owner's
                         Account Value, Guarantee Periods of the same duration may have different expiration dates and Guaranteed
                         Interest Rates.

                         We will notify the Owner in writing at least 30 and no more than 60 days prior to the expiration date of any Guarantee Period. A new Guarantee Period of the same duration as the previous Guarantee Period will begin automatically unless we receive Written notice to the contrary from the Owner at least 3 Valuation Dates prior to the end of such Guarantee Period. The Owner may elect to change to another Guarantee Period or Division which we offer at such time.

                         If the amount of an Owner's Account Value in a Guarantee Period is less than $500 at the end of such Guarantee Period, we reserve the right to transfer such amount, without charge, to the Global Money Fund of the Separate Account. However, we will transfer such amount to another available Division at the Owner's request.

GUARANTEED INTEREST      We will  periodically  establish an  applicable  Rate
RATES                    Guaranteed  Interest  for each  Guarantee  Period  we
                         offer.   These  rates  will  be  guaranteed  for  the
                         duration of the  respective  Guarantee  Periods.  The
                         Guarantee Periods that we make available at any time will be determined in our discretion. No Guaranteed
                         Interest Rate shall be less than an effective annual rate of 3.0% per year.

                               SEPARATE ACCOUNT

DIVISIONS                The  Separate  Account  has several  Divisions,  each
                         investing  in  a  corresponding  Variable  Fund.  Net
                         Purchase Payments will be allocated to the Divisions and the Fixed Account as shown on Page 3, unless the Owner changes the allocation.


                         We will use the Net Purchase Payments and any transferred amounts to purchase Variable Fund shares applicable to the Divisions at their net asset value. We will be the owner of all Variable Fund shares purchased with the Net Purchase Payments or transferred amounts. 97010

DIVISION                 Net  Purchase   Payments  and   transferred   amounts
ACCUMULATION             allocated to the Separate Account will be credited to
UNITS                    the   Owner's   Account  in  the  form  of   Division
                         Accumulation    Units.   The   number   of   Division
                         Accumulation Units will be determined by dividing the
                         amount  allocated  to  a  Division  by  the  Division
                         Accumulation   Unit  value  as  of  the  end  of  the
                         Valuation Period as of which the transaction is credited. The value of each Division Accumulation
                         Unit was arbitrarily set as of the date the Division first purchased Variable Fund shares. Subsequent values on any Valuation Date are equal to the previous Division Accumulation Unit value times the Net Investment Factor for the Valuation Period ending on that Valuation Date.

NET INVESTMENT           The Net  Investment  Factor  is an index  applied  to
FACTOR                   measure the investment performance of a Division from
                         one Valuation  Period to the next. The Net Investment
                         Factor  may be  greater or less than or equal to one;
                         therefore, the value of an Accumulation Unit may increase, decrease or remain the same.

                         The  Net   Investment   Factor  for  a  Division   is
                         determined   by  dividing   (1)  by  (2),   and  then
                         subtracting (3) from the result, where:

                         (1) Is the sum of:


                             (a) The Net Asset Value Per Share of the Variable Fund shares held in the Division, determined at the end of the current Valuation Period; plus

                             (b) The per share amount of any dividend or capital gain distribu- tions made on the Variable Fund shares held in the Division during the current Valuation Period;

                         (2) Is the Net Asset Value Per Share of the  Variable
                             Fund shares held in the Division, determined at the beginning of the current Valuation Period; and

                         (3) Is a  factor  representing  the  mortality  risk,
                             expense risk, and admin- istrative expense charge. We will determine the daily asset charge factor annually, but in no event may it exceed the Maximum Asset Charge Factor as specified on Page 3.


SEPARATE  ACCOUNT        The Separate  Account for any Valuation Period is the
                         total of the Value values in each Division credited to the Owner's Account for such Valuation Period. The value for each Division will be equal to:

                         (1) The  number  of  Division   Accumulation   Units;
                             multiplied by

                         (2) The  Division  Accumulation  Unit  value  for the
                             Valuation Period.

                         The Separate Account value will vary from Valuation Date to Valuation Date reflecting the total value in the Divisions.

                                   TRANSFERS

TRANSFERS                Transfers   may  be  made  at  any  time  during  the
                         Accumulation Period after the first 30 days following the Date of Issue. A transfer will be effective at the end of the Valuation Period in which we receive the Owner's Written request for a transfer. Transfers will be subject to the following restrictions:

                         (1) Prior to the Annuity Commencement Date, the Owner
                             may make up to 12 transfers each Contract Year without charge.

                         (2) There  will  be  a  charge  of  $25.00  for  each
                             transfer in excess of 12 in a Contract Year.

                         (3) Transfers    under    some    asset    management
                             arrangements approved by the Company may be subject to the $25.00 charge and may count towards the 12 free transfers.

                         (4) Not more than 25% of the  Owner's  Account  Value
                             allocated to a Guarantee Period at its inception may be transferred to the Variable Account during any Contract Year. Transfers from a Guarantee Period are made on a first in, first out basis. The 25% limit does not apply to:

                             (a) Transfers within 15 days before or after the end of the applicable Guarantee Period; or

                             (b) A renewal at the end of a Guarantee Period to the same Guarantee Period.

                         (5) If a transfer  would cause the  Account  Value in
                             any Division or Guarantee Period to fall below $500, we reserve the right to also transfer the remaining balance in that Division or Guarantee Period in the same proportions as the transfer request.

                         (6) We reserve the right to defer any  transfer  from
                             the Fixed Account to the Variable Divisions for up to 6 months.

                         We  reserve  the  right  to  restrict  or   terminate
                         transfers.

                         After the Annuity Commencement Date, the Owner may make one transfer during any 180 day period; such transfer is without charge. The Owner may not make transfers from the fixed annuity account.

                                  SURRENDERS

GENERAL SURRENDER        The amount  surrendered  will normally be paid to the
PROVISIONS               Owner within 5 Valuation  Dates following our receipt
                         of:

                         (1) The Owner's  Written request on a form acceptable
                             to us; and

                         (2) This Contract,  if required. We reserve the right
                             to defer payment of surrenders from the Fixed Account for up to 6 months from the date we receive the request.


FULL  SURRENDER          At any time prior to the  Annuity  Commencement  Date
                         and during the lifetime of the Annuitant, the Owner may surrender this Contract by sending us a Written request. The amount payable on surrender is:

                         (1) The  Owner's  Account  Value  at  the  end of the
                             Valuation Period in which we receive the Owner's request on a form acceptable to us;

                         (2) Minus any applicable Surrender Charge;

                         (3) Minus any applicable Contract Fee; and


                         (4) Minus any applicable premium tax.


                         The amount payable upon surrender will not be less than the amount required by state law.

                         Upon payment of the surrender amount, this Contract will be terminated and the Company will have no further obligation to the Owner.

                         All collateral assignees must consent to any surrender or partial withdrawal. We may require that this Contract be returned to our Home Office prior to making payment.

PARTIAL  WITHDRAWALS     A  portion  of  the  Owner's  Account  Value  may  be
                         withdrawn   at  any  time   prior   to  the   Annuity
                         Commencement  Date.  The Owner must send us a Written
                         request specifying the Divisions or Guarantee Periods
                         from  which  the  Partial  Withdrawal  is to be made.
                         However,  in  cases  where  the  Owner  does  not  so
                         specify,   or  the  withdrawal   cannot  be  made  in
                         accordance with the Owner's specification, we reserve the right to implement the withdrawal pro rata from each Division and Guarantee Period based on the Owner's Account Value in each. Partial Withdrawals will be made effective at the end of the Valuation
                         Period  in  which we  receive  the  Written  request.
                         Partial Withdrawals will be subject to the following guidelines:

                         (1) The  Partial  Withdrawal  amount must be at least
                             $100 or,  if less,  the  Owner's  entire  Account
                             Value;

                         (2) We will  surrender  Division  Accumulation  Units
                             from the Separate Account or interests in a Guarantee Period so that the total amount withdrawn will be the sum of:

                             (a)  The amount payable to the Owner;

                             (b) Plus any Surrender Charge and any applicable premium tax;

                         (3) If a Partial  Withdrawal  would cause the Owner's
                             Account Value in any Division or Guarantee Period (except the Global Money Fund) to fall below $500, we reserve the right to transfer the remaining balance without charge to the Global Money Fund.

                         (4) If the Owner's  Account  Value is less than $500,
                             We may cancel this Contract upon 60 days' notice to the Owner. Such cancellAtion would be considered a full surrender of this Contract.

SURRENDER                Except as noted under "Surrender Charge  Exceptions,"
CHARGE                   a  Surrender  Charge will be applied to the amount of
FOR PARTIAL              any Purchase  Payment  with- drawn during the first 7
WITHDRAWALS AND          years after it was first credited, as follows:
FULL SURRENDERS

                                                        SURRENDER CHARGE
                                YEAR OF                 AS A PERCENTAGE
                           PURCHASE PAYMENT               OF PURCHASE
                              WITHDRAWAL               PAYMENT WITHDRAWN
                                 1st                           7%
                                 2nd                           6%
                                 3rd                           5%
                                 4th                           5%
                                 5th                           4%
                                 6th                           3%
                                 7th                           2%
                                 Thereafter                    0%

                         For purposes of computing the Surrender Charge, the oldest Purchase Payments are deemed to be withdrawn first, and before any amounts in excess of Purchase Payments are withdrawn from an Owner's Account. The following transactions will be considered as withdrawals for purposes of computing the Surrender
                         Charge: total surrender, partial withdrawal, commencement of an annuity payment option and termination due to insufficient Owner Account Value.


SURRENDER CHARGE         The Surrender Charge will not apply:
EXCEPTIONS
                         (1) To any  amounts  in excess of  Purchase  Payments
                             that are withdrawn from an Owner's Account; or

                         (2) To any amounts in excess of the amount  permitted
                             by the 10% Free Withdrawal Privilege if such amounts are required to be withdrawn to obtain or retain favorable federal tax treatment; (The granting of this exception is subject to our approval);

                         (3) Upon the death of the Annuitant at any age during
                             the Payout Period;

                         (4) Upon the death of the Annuitant at any age during
                             the   Accumulation   Period   if  no   Contingent
                             Annuitant survives;

                         (5) Upon the  death of the  Owner of a  Non-Qualified
                             Contract, unless the Contract is being continued under the special rule for a surviv- ing spouse as defined under Internal Revenue Code Section
                             (72)(s);

                         (6) Upon selection of an annuity  payment option over
                             a period of at least 10 years;

                         (7) Upon selection of an annuity payment option based
                             on life contingencies if life expectancy is at least 10 years.

10% FREE WITHDRAWAL      The  Surrender  Charge does not apply to that portion
                         of each with- Privilege drawal or a total surrender in any Contract Year that does not exceed:

                         (1) Ten  Percent  (10%)  of the  amount  of  Purchase
                             Payments not previously withdrawn that have been credited to this Contract for at least one year, but not more than 7 years; less

                         (2) The  amount  of  any  previous  withdrawals  made
                             during such Contract Year.

                         For withdrawals under a systematic withdrawal plan, Purchase Payments credited for 30 days or more are eligible for the 10% Free Withdrawal Privilege.

                         If multiple withdrawals are made during a Contract Year, the amount eligible for the free withdrawal will be recalculated at the time of each Partial
                         Withdrawal. After the first Contract Year, non-automatic and automatic withdrawals may be made in the same Contract Year subject to the 10% limitation.

                         A free withdrawal pursuant to any of the foregoing Surrender Charge Exceptions is not deemed a withdrawal of Purchase Payments except for purposes of computing the 10% free withdrawal privilege. However the Surrender Charge will never be applied to an amount greater than the Owner's Account Value.

                                 CONTRACT FEE

MANNER OF                An annual  Contract Fee not to exceed  $35.00 will be
DEDUCTING                deducted  at the end of each  Contract  Year prior to
                         the Annuity Commencement Date. Unless paid directly, the fee will be allocated among the Guarantee Periods and Divisions in proportion to the Owner's Account
                         Value in each. The entire fee for the year will be deducted from the proceeds of any full surrender of this Contract.

                                  TAX CHARGE

RIGHT TO                 We reserve the right to impose additional  charges or
IMPOSE                   establish  reserves  for any  federal or local  taxes
                         incurred or that may be incurred by us, and that may be deemed attributable to the Contracts.



                       ONE-TIME REINSTATEMENT PRIVILEGE

REINSTATEMENT OF         If the Owner has made a full surrender of the Owner's
ACCOUNT VALUE            Account Value,  the Owner may reinstate the Contract,
                         if we receive the Written reinstatement request, together with a return of the net surrender proceeds, not more than 30 days after the date as of which the surrender was made. In such a case, the Owner's Account Value will be restored to what it was at the time of the surrender (less any annual
                         Contract maintenance charge that has since become payable), and any subsequent Surrender Charge will be computed as if the Contract had been issued at the date of reinstatement in consideration of a Purchase
                         Payment in the amount of such net surrender proceeds.
                         This one-time reinstatement privilege is available only if the Owner's Account Value following the reinstatement would be at least $500. Unless the Owner requests otherwise in Writing, the Account
                         Value following the reinstatement will be allocated among the Divisions and Guarantee Periods in the same proportions as those prior to surrender.

                                DEATH PROCEEDS

DEATH PROCEEDS           If the Annuitant dies before the Annuity Commencement
COMMENCEMENT DATE        Date, and is survived by a Contingent Annuitant,  the
BEFORE THE ANNUITY       Contract  will  be  continued   with  the  Contingent
                         Annuitant  being  named the  Annuitant.  If this is a
                         Non-Qualified Contract, this Contract may qualify for
                         continuation   under  the   "Distribution   of  Death
                         Proceeds under  Non-Qualified  Contracts"  provision.
                         Otherwise, we will pay the death proceeds to the Beneficiary if one of the following dies prior to the Annuity Commencement Date:

                         (1) The  Annuitant   (provided   that  no  Contingent
                             Annuitant survives); or

                         (2) The Owner of a Non-Qualified  Contract (including
                             the first to die in the case of Joint Owners). If the Annuitant or such Owner dies, the amount of the death proceeds will be the greatest of the following amounts, less any applicable Premium
                             Tax: (1) The sum of all Net Purchase Payments less any prior Partial Withdrawals; (2) The
                             Owner's Account Value as of the end of the Valuation Period in which we receive proof of the Annuitant's or such Owner's death and a Written request from the Beneficiary as to the form of payment; or

                         (3) The Highest  Anniversary  Value prior to the date
                             of death, deter- mined as follows:

                             (a) We will calculate the Account Values at the end of each of the past Contract Anniversaries that occurred prior to the de-ceased's 81st birthday;

                             (b) Each of the Account Values will be increased by the amount of Net Purchase Payments made since the end of such Contract Years;

                             (c) The result will be reduced by the amount of any withdrawals made since the end of such Contract Years;

                                  The Highest Anniversary Value will be an amount equal to the highest of such values. The death proceeds will not be less than the amount payable on a full surrender at the date used to value the death benefit.

                         The death proceeds will become payable when we receive:

                         (1) Proof of the Owner's or Annuitant's Death; and

                         (2) A Written request from the Beneficiary for either
                             a single sum or payment under an Annuity Option.

                         If the Annuitant dies, and a Contingent Annuitant was named but predeceased the Annuitant, we will require proof of the Contingent Annuitant's death in addition to proof of the death of the Annuitant.

                         We will pay a single sum to the Beneficiary unless an Annuity Option is chosen within 60 days after the death of the Owner or Annuitant.

DEATH PROCEEDS ON        If  the  Annuitant  dies  on  or  after  the  Annuity
OR AFTER THE             Commencement  Date, the Beneficiary  will receive the
ANNUITY                  death  proceeds,  if any,  as provided by the annuity
COMMENCEMENT DATE        form in effect.

PROOF OF DEATH           We  accept  any  of the  following  as  proof  of the
                         Annuitant's or Owner's death:

                         (1) A copy of a certified death certificate;

                         (2) A  copy  of a  certified  decree  of a  court  of
                             competent jurisdiction as to the finding of death;

                         (3) A  written  statement  by a  medical  doctor  who
                             attended the deceased at the time of death; or

                         (4) Any other proof satisfactory to us.


                              PAYMENT OF BENEFITS

APPLICATION OF           Unless  directed  otherwise,  we will apply the Fixed
ACCOUNT VALUE            Account  Value to  provide a Fixed  Annuity,  and the
                         Separate Account Value to provide a Variable Annuity.
                         The Owner  must tell us in  writing  at least 30 days
                         prior to the Annuity  Commencement  Date if Fixed and
                         Separate   Account   values  are  to  be  applied  in
                         different   proportions.    Transfers   and   partial
                         withdrawals will be permitted within the 30-day period.

ANNUITY                  The Annuity Commencement Date (Annuity Date) is shown
COMMENCEMENT DATE        on page 3. The Owner of a qualified  Contract  may be
                         required  to  receive   distri-   butions  after  the
                         Annuitant's 70th birthday to comply with certain federal tax requirements. The Annuity Date may be changed by Written notice from the Owner, subject to our approval.

OPTIONS AVAILABLE        The  Owner may elect to have  annuity  payments  made
TO A CONTRACT            beginning on the Annuity  Commencement Date under any
OWNER                    one  of  the  Annuity   Options   described  in  this
                         Contract.  We will  notify  the  Owner  60 to 90 days
                         prior to the scheduled Annuity Date that the Contract
                         is scheduled  to mature,  and request that an Annuity
                         Option be selected.  If the Owner has not selected an
                         Annuity   Option  ten  days  prior  to  the   Annuity
                         Commencement Date, we will proceed as follows:

                         If the scheduled Annuity Commencement Date is any date prior to the Annuitant's 100th birthday, we will extend the Annuity Commencement Date to the Annuitant's 100th birthday.

                         If the scheduled Annuity Commencement Date is the Annuitant's 100th birthday, the Account Value less any applicable charges and premium taxes will be paid in one sum to the Owner.

OPTIONS AVAILABLE        The Owner may  elect,  in lieu of payment in one sum,
TO BENEFICIARY           that  any  amount  or part  thereof  due  under  this
                         Contract   be  applied   under  any  of  the  options
                         described below. Within 60 days after the death of the Annuitant or Owner, the Beneficiary may make such election if the Owner has not done so. In such case, the Beneficiary thereafter shall have all the rights and options of the Owner.

                         The first annuity payment under any option shall be made on the first day of the second month after approval of the claim for settlement. Subsequent payments shall be made periodically in accordance with the manner of payment elected.

PAYMENT CONTRACT         At  such  time  as  one  of  these  options   becomes
                         effective, this Contract shall be surrendered to the Company in exchange for a payment contract providing for the option elected.

FIXED  ANNUITY           Fixed   Annuity   Payments   start  on  the   Annuity
PAYMENTS                 Commencement  Date.  The amount of the first  monthly
                         payment for the annuity selected will be at least as favorable as that produced by the applicable annuity tables of this Contract for each $1,000 applied as of the end of the Valuation Period that contains the tenth day prior to the Annuity Commencement Date.

                         The dollar amount of any payments after the first payment is specified during the entire period of annuity payments, according to the provisions of the Annuity Option selected.

                           VARIABLE ANNUITY PAYMENTS

ANNUITY UNITS            We  convert  the  Division  Accumulation  Units  into
                         Division Annuity Units at the values determined at the end of the Valuation Period which contains the tenth day prior to the Annuity Commencement Date. The number of Division Annuity Units is obtained by dividing the first monthly payment by the Division
                         Annuity Unit Value determined at the end of the above
                         Valuation Period (see following paragraph). The first monthly payment is determined by applying the dollar value of the Division Accumulation Units to the applicable Annuity Table. The number of Division
                         Annuity Units remains constant as long as an annuity remains in force and allocation among the Divisions has not changed.

                         Each Division Annuity Unit Value was arbitrarily set when the Division first converted Division Accumulation Units into Division Annuity Units. Subsequent values on any Valuation Date are equal to the previous Division Annuity Unit Value times the Net Investment Factor for that Division for the Valuation Period ending on that Valuation Date, with an offset for the 3 1/2% assumed interest rate used in the annuity tables of this Contract.

                         Variable Annuity Payments start on the Annuity Commencement Date. Payments will vary in amount and are determined at the end of the Valuation Period that contains the tenth day prior to each payment.

                         If the monthly payment under the annuity form selected is based on a single Division, the monthly payment is found by multiplying the Division Annuity Unit Value on said date by the number of Division Annuity Units. If the monthly payment under the annuity form selected is based upon more than one Division, the above procedure is repeated for each applicable Division. The sum of these payments is the Variable Annuity Payment.

                         We guarantee that the amount of each payment will not be affected by variations in expense or mortality experience.

ANNUITY OPTIONS          FIRST  OPTION - LIFE  ANNUITY  - An  annuity  payable
                         monthly during the lifetime of the Annuitant.

                         SECOND OPTION - LIFE ANNUITY WITH 120, 180 OR 240 MONTHLY PAYMENTS GUARANTEED - An annuity payable monthly during the lifetime of the Annuitant, including the guarantee that if, at the death of the Annuitant, payments have been made for less than 120 months, 180 months or 240 months (as selected), payments shall be continued during the remainder of the selected period.

                         THIRD OPTION - JOINT AND LAST SURVIVOR LIFE ANNUITY - An annuity payable monthly during the joint lifetime of the Annuitant, and a secondary Annuitant, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the death of the survivor.

                         FOURTH OPTION - PAYMENTS FOR A DESIGNATED PERIOD - An amount payable monthly for the number of years selected which may be from 5 to 40 years. If this option is selected on a variable basis, the number of years may not exceed the life expectancy of the Annuitant or other properly-designated Payee.


                         FIFTH OPTION - PAYMENTS OF A SPECIFIC DOLLAR AMOUNT - The amount due may be paid in equal monthly installments of a designated dollar amount (not less than $125 nor more than $200 per annum per $1,000 of the original amount due) until the remaining balance is less than the amount of one installment. Payments under this option are available on a fixed basis only. To determine the remaining balance at the end of any month, such balance at the end of the previous month is decreased by the amount of any installment paid during the month and the result will be accumulated at an interest rate not less than 3.5% compounded annually. If the remaining balance at any time is less than the amount of one installment, such balance will be paid and will be the final payment under the option.

                         In lieu of monthly payments, payments may be elected on a quarterly, semi-annual or annual basis, in which cases the amount of each annuity payment will be determined on a basis consistent with that described in this Contract for monthly payments.

                         No election of any Annuity Option may be made in the case where a Fixed or Variable Annuity is elected, unless a minimum initial annuity payment of $100 will be provided. No election of any Annuity Option may be made in the case where a combination of a Fixed and a Variable Annuity is elected, unless a minimum initial annuity payment of $50 on each basis will be provided. If the initial annuity payment does not meet the minimum amount required for the Annuity Option elected, the Company will provide a less frequent payment schedule. If the minimum is still not met, the Company will make a lump-sum payment of the Account Value (less any Surrender Charge, uncollected annual Maintenance Charge and applicable premium tax) as of the date of this determination to the Annuitant or other properly-designated Payee.

                         If the age of the Annuitant has been misstated to us, any amount payable will be that which would have been payable had the misstatement not occurred. We will deduct any overpayment from the next payment or payments due and add any underpayments to the next payment due. Interest at an effective annual rate of 3.5% will be added to any such adjustment.

ANNUITY TABLES           The tables that follow show the dollar  amount of the
                         first monthly payment for each $1,000 applied under the options. The tables are based on the 1983a Male or Female Tables adjusted by projection scale G for 9 years, with interest at the rate of 3 1/2% per year.

                         Under the First or Second Options, the amount of each payment will depend upon the sex of the Annuitant and the Annuitant's adjusted age at the time the first payment is due. Under the Third Option, the amount of each payment will depend upon the sex of both Annuitants and their adjusted ages at the time the first payment is due.

                         In using the table of annuity payment rates, the ages of the Annuitants must be reduced by one year for Annuity Commencement Dates occurring during the decade 2000-2009, reduced two years for Annuity Commencement Dates occurring during the decade 2010-2019, and reduced an additional year for each decade that follows. The age 70 rate is also used for ages above 70.

ALTERNATE AMOUNT         If a fixed life income  option is elected,  the Owner
OF INSTALLMENTS          (or, if the Owner has not  elected a payment  option,
UNDER FIXED LIFE         the Beneficiary) may elect life income payments equal
INCOME OPTIONS           to those  provided  by  those  fixed  single  premium
                         immediate annuity option rates in use by the Company when annuity payments begin.

                                ANNUITY TABLES

                           AMOUNT OF MONTHLY PAYMENT
                       FOR EACH $1,000 OF ANNUITY VALUE

Options 1 and 2 - Life Annuities

                                     -----Monthly Payments Guaranteed-----

 Adjusted Age
    of Male            Option 1           Option 2           Option 2           Option 2
                         None               120                180                240
      50                 4.37               4.33               4.28               4.21
      51                 4.44               4.40               4.34               4.26
      52                 4.52               4.47               4.40               4.32
      53                 4.59               4.54               4.47               4.37
      54                 4.68               4.62               4.54               4.43
      55                 4.77               4.70               4.61               4.49
      56                 4.86               4.78               4.69               4.55
      57                 4.96               4.87               4.76               4.61
      58                 5.06               4.97               4.84               4.67
      59                 5.18               5.07               4.93               4.73
      60                 5.30               5.17               5.01               4.79
      61                 5.42               5.28               5.10               4.86
      62                 5.56               5.40               5.20               4.92
      63                 5.71               5.52               5.29               4.98
      64                 5.87               5.65               5.38               5.04
      65                 6.04               5.79               5.48               5.10
      66                 6.22               5.92               5.58               5.15
      67                 6.41               6.07               5.68               5.21
      68                 6.62               6.22               5.77               5.26
      69                 6.84               6.37               5.87               5.30
      70 and above       7.07               6.53               5.96               5.35

                                     -----Monthly Payments Guaranteed-----

 Adjusted Age
  of Female            Option 1           Option 2           Option 2           Option 2
                         None               120                180                240
      50                 4.05               4.03               4.01               3.97
      51                 4.10               4.09               4.06               4.02
      52                 4.17               4.14               4.12               4.07
      53                 4.23               4.21               4.17               4.12
      54                 4.30               4.27               4.23               4.18
      55                 4.37               4.34               4.30               4.23
      56                 4.44               4.41               4.36               4.29
      57                 4.52               4.48               4.43               4.35
      58                 4.61               4.56               4.50               4.41
      59                 4.70               4.65               4.58               4.48
      60                 4.79               4.74               4.66               4.54
      61                 4.89               4.83               4.74               4.61
      62                 5.00               4.93               4.83               4.67
      63                 5.12               5.03               4.92               4.74
      64                 5.24               5.14               5.01               4.81
      65                 5.38               5.26               5.11               4.88
      66                 5.52               5.38               5.20               4.95
      67                 5.67               5.51               5.31               5.01
      68                 5.83               5.65               5.41               5.08
      69                 6.01               5.79               5.52               5.14
      70 and above       6.20               5.94               5.62               5.20

Option 3 - Joint and Last Survivor Life Annuity

   Adjusted Age                              Adjusted Age of Secondary Annuitant
   of Annuitant
      Male               F50          F55          F60          F65          F70

        50               3.76         3.89         4.01         4.11         4.19
        55               3.84         4.01         4.18         4.33         4.46
        60               3.90         4.11         4.33         4.56         4.77
        65               3.95         4.19         4.47         4.78         5.09
        70               3.99         4.25         4.58         4.96         5.39

   Adjusted Age                              Adjusted Age of Secondary Annuitant
   of Annuitant
    Female               M50          M55          M60          M65          M70

      50                 3.76         3.84         3.90         3.95         3.99
      55                 3.89         4.01         4.11         4.19         4.25
      60                 4.01         4.18         4.33         4.47         4.58
      65                 4.11         4.33         4.56         4.78         4.96
      70                 4.19         4.46         4.77         5.09         5.39

Option 4 - Payments for a Designated Period

     Years of        Amount of Monthly     Years          Amount of Monthly
      Payment             Payment         Payment              Payment
        5                $18.12             23                 $5.24
        6                 15.35             24                  5.09
        7                 13.38             25                  4.96
        8                 11.90             26                  4.84
        9                 10.75             27                  4.73
       10                  9.83             28                  4.63
       11                  9.09             29                  4.53
       12                  8.46             30                  4.45
       13                  7.94             31                  4.37
       14                  7.49             32                  4.29
       15                  7.10             33                  4.22
       16                  6.76             34                  4.15
       17                  6.47             35                  4.09
       18                  6.20             36                  4.03
       19                  5.97             37                  3.98
       20                  5.75             38                  3.92
       21                  5.56             39                  3.88
       22                  5.39             40                  3.83

                             AMERICAN GENERAL LIFE
                               INSURANCE COMPANY

This is a FLEXIBLE PAYMENT VARIABLE and FIXED INDIVIDUAL DEFERRED ANNUITY CONTRACT. NONPARTICIPATING -- NOT ELIGIBLE FOR DIVIDENDS.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE, MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO AMOUNT. SEE THE "SEPARATE ACCOUNT" AND "VARIABLE ANNUITY PAYMENTS" PROVISIONS IN THIS CONTRACT.


                For Information, Service or to make a Complaint
                    Contact your Registered Representative,
                   or the Annuity Administration Department


                             American General Life
                               Insurance Company
                             2727-A Allen Parkway
                                 P.O. Box 1401
                           Houston, Texas 77251-1401
                                (713) 831-3505



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                                A STOCK COMPANY
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                 A Subsidiary of American General Corporation
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